Exhibit 99.1

China Information Technology Inc. Increases Share Capital of Wuda Geoinformatics Co., Ltd.

Shenzhen, China, September 10, 2010 -- China Information Technology, Inc. (Nasdaq: CNIT) ("China Information Technology" or the "Company"), a leading total solutions provider of Geographic Information Systems (GIS), digital public security and hospital information systems in China, today announced an increase of the registered capital of Wuda Geoinformatics Co., Ltd. ("Geo") from approximately US$8.9 million to US$11.7 million.

The increase was contributed by the shareholders of Geo, including iASPEC Software Co, Ltd ("iASPEC"), China Information Technology's variable interest entity, which contributed RMB 7,410,000 (approximately US$1,092,936) towards the increase, and approved contributions by the management teams of Geo and iASPEC, including Mr. Jiang Huai Lin, Chairman and CEO of the Company. As a result of the capital increase, the equity interest owned by iASPEC in Geo was reduced from 57% to 52.5%, and the management teams of Geo and iASPEC now hold 11.0% of the equity interest in Geo.

Mr. Lin commented, "We are very pleased to bring the management teams of Geo and iASPEC into the ownership of Geo. This capital increase will strengthen Geo's ability to fund its ongoing business operations and also help align management's interest with shareholders'. We believe such an alignment coupled with the additional capital will help Geo further expand its footprint in the rapidly expanding GIS industry in China."

About China Information Technology, Inc.

China Information Technology, Inc., together with its subsidiaries, specializes in Geographic Information System ("GIS"), digital public security and hospital information systems, with the goal of being the largest GIS software provider in the People's Republic of China. Headquartered in Shenzhen, China, the Company's total solutions include specialized software, hardware, systems integration, and related services organized into three business segments – Geographic Information Systems ("GIS"), Digital Information Security Technology ("DIST"), and Digital Hospital Information Systems ("DHIS"). To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the significance of the increase in Geo's authorized capital; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
 Iris Yan
 Tel: +86-755-8370-4767
 Email: ir@chinacnit.com
 Web: http://www.chinacnit.com

Christensen
 Kathy Li
 Tel: +1-480-614-3036
 Email: kli@christensenir.com

Roger Hu
 Tel: +86-158-1049-5326
 Email: rhu@christensenir.com